UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 17, 2010 (September 13, 2010)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2010, Protective Life Insurance Company (“Protective Life”), a wholly owned subsidiary of Protective Life Corporation (“Protective”), entered into a Stock Purchase Agreement (the “Agreement”) with Torchmark Corporation (“Torchmark”) and its wholly owned subsidiaries, Liberty National Life Insurance Company (“Liberty National”) and United Investors Life Insurance Company (“United Investors”). Pursuant to the Agreement, Protective Life has agreed to acquire the stock of United Investors from Liberty National.

The aggregate purchase price for United Investors is expected to be approximately $316 million, including approximately $130 million of adjusted statutory capital and surplus. The purchase price is subject to the receipt by United Investors of the required consents and regulatory approvals for, and the payment by, United Investors to Liberty National of a pre-closing extraordinary dividend as well as certain post-closing adjustments. Protective Life estimates that its initial capital invested will be approximately $260 million, excluding excess capital of approximately $56 million held by United Investors at closing.

The closing of the acquisition is conditioned on, among other things, the termination or expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, receipt of approvals from certain regulatory authorities, final negotiation of related agreements, including certain reinsurance agreements, and that United Investors shall not have experienced a material adverse effect between the date of the Agreement and closing. Protective Life and Liberty National will enter into a transition services agreement at closing pursuant to which Liberty National will provide certain administrative services and assistance to Protective Life for a period of time thereafter. The closing of the acquisition is expected to occur on and be effective December 31, 2010.

The Agreement contains representations and warranties made by Liberty National with regard to the contemplated transactions and the business and properties of United Investors as well as representations and warranties made by Protective Life with regard to the contemplated transactions. The representations and warranties concerning United Investors include, among others, representations with respect to financial statements, taxes, and compliance with applicable laws, including insurance regulatory requirements, properties and litigation. The Agreement also contains customary covenants concerning the operation of United Investors in the ordinary course of business pending closing and provides for mutual rights of access to information and cooperation among the parties.

Currently, Protective Life intends to merge United Investors into Protective Life upon completion of the transition of the administration of the acquired business to Protective Life. However, the Agreement provides that Protective Life will not merge, consolidate, dissolve or otherwise dispose of substantially all the assets of United Investors for a period of eighteen months following closing. Protective Life can give no assurance as to when or if such a merger will occur.

The Agreement contains representations and warranties that the parties made to and solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified in information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Agreement.  Accordingly, investors should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.  These disclosure schedules contain information that may constitute material non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information may or may not be fully reflected in Protective Life’s public disclosures.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.01 hereto and is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report includes “forward-looking statements” that may express expectations of future events and results regarding the proposed transactions, including but not limited to statements regarding the expected benefits and costs of the proposed transactions, the ability to complete the proposed transactions, and the expected timing of the completion of the proposed transactions. All statements that express expectations for and results of future events rather than historical facts are forward-looking statements that may involve certain risks and uncertainties. Protective cannot give assurance that such statements will prove to be correct. The factors that could affect the future events include, but are not limited to, general economic conditions and the following known trends and uncertainties: Protective Life may not be able to complete the transactions due to, among other things, the inability of the parties to satisfy the various closing conditions, including the receipt of required regulatory approvals; completion of the transactions may be more costly or may take longer than expected; the financing structure of the transactions may be different than currently contemplated; the actual financial results of the transactions could differ materially from Protective’s expectations and may be impacted by items not taken into account in its forecasts and/or its earnings per share calculations; and Protective Life’s expectations regarding its ability to successfully integrate and transition the acquired operations and satisfy its legal and compliance obligations in relation to the transactions may prove to be incorrect. In addition, please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of Protective’s most recent Form 10-K; Part II, Item 1A, Risk Factors, of Protective’s subsequent quarterly reports on Form 10-Q; and Protective’s reports filed on Form 8-K for more information about risk factors. Protective assumes no obligation and does not intend to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

2.01 - Stock Purchase Agreement By and Among Protective Life Insurance Company, United Investors Life Insurance Company, Liberty National Life Insurance Company and Torchmark Corporation dated as of September 13, 2010. *

* Note: Schedules to the Stock Purchase Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Stock Purchase Agreement have not been filed herewith.  The registrant agrees to furnish a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller and Chief Accounting Officer

Dated: September 17, 2010